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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report on Form 10-K of County Bank Corp for the year ended December 31, 1998, of our report dated January 22, 1999 included in the 1998 Annual Report to the Shareholders of County Bank Corp.



PLANTE & MORAN, LLP
Bloomfield Hills, Michigan
March 29, 1999